Exhibit 99.2

INDEPENDENT AUDITOR’S REVIEW REPORT

To the Board of Directors and Shareholders
of Bangarang Enterprises, LLC, DBA Gander Group, and Subsidiary

We have reviewed the accompanying consolidated financial statements of Bangarang Enterprises, LLC, DBA Gander Group, and Subsidiary (a California corporation), which comprise the consolidated balance sheets as of June 30, 2024 and 2023, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the six-month period(s) then ended, and the related notes to the consolidated financial statements.

Based on our review, the consolidated financial statements referred to above, the financial position of Bangarang Enterprises, LLC, DBA Gander Group, and Subsidiary as of June 30, 2024 and 2023, and the results of its operations and its cash flows for the years then ended are free of material modifications in accordance with accounting principles generally accepted in the United States of America.

Basis for Conclusion

We conducted our review in accordance with standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Review of the Consolidated Financial Statements section of our report. We are required to be independent of Bangarang Enterprises, LLC, DBA Gander Group, and Subsidiary and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our reviews. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, we do not express such an opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Bangarang Enterprises, LLC, DBA Gander Group, and Subsidiary’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Review of the Consolidated Financial Statements

Our objectives are to obtain limited assurance about whether we are aware of any material modifications that should be made to the consolidated financial statements as a whole. Limited assurance is a type of assurance that is less comprehensive than a reasonable assurance and is not a guarantee that a review conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. Modifications are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the review, significant findings, and certain internal control related matters that we identified during the review.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net members’ deficit, a working capital deficit and negative cash flows from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Diamond Bar, California

November 8, 2024

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP, AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	JUNE 30, 2024	DECEMBER 31, 2023
ASSETS
CURRENT ASSETS
Cash	$79,555	$360,920
Accounts receivable, net of allowance	2,880,582	1,570,993
Prepayments to vendors	236,708	175,095
Inventory, net	600,413	2,113,978
Prepaid expenses and other current assets	138,161	331,409
TOTAL CURRENT ASSETS	3,935,419	4,552,395
LONG-TERM ASSETS
Property and equipment, net	2,031	11,497
ROU asset - office lease, net	166,755	270,699
Loan to member	843,004	819,642
Security deposit and other long-term assets	59,264	63,356
TOTAL ASSETS	$5,006,473	$5,717,589
LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,682,326	$4,949,594
Lease liabilities - current	185,780	270,699
Deferred revenue	2,975,968	5,500,300
Accrued expenses and other payables	3,141,224	1,322,023
Contractual obligation, notes payable - current portion	7,145,362	6,146,726
TOTAL CURRENT LIABILITIES	15,130,660	18,189,342
LONG-TERM LIABILITIES
Contractual obligation, notes payable - long-term portion	1,971,967	2,017,482
TOTAL LIABILITIES	17,102,627	20,206,824
MEMBERS’ DEFICIT
Members’ deficit	(12,141,014)	(14,405,060)
Non-controlling interest in subsidiary	44,860	(84,175)
TOTAL MEMBERS’ DEFICIT	(12,096,154)	(14,489,235)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$5,006,473	$5,717,589

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP, AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED
(UNAUDITED)

	JUNE 30, 2024	JUNE 30, 2023
REVENUE
Revenue, net of returns and allowances	$24,911,205	$19,970,874
COST OF REVENUES	20,086,322	14,691,965
Gross profit	4,824,883	5,278,909
OPERATING EXPENSES	3,899,473	4,162,311
Operating income	925,410	1,116,598
OTHER INCOME (EXPENSE)
Other income	1,999,382	-
Other expense	-	(1,731)
Interest income	2,421	16,143
Interest expense	(534,132)	(220,910)
Total other income (expense), net	1,467,671	(206,498)
NET INCOME	$2,393,081	$910,100
NET INCOME ATTRIBUTABLE TO PARENT COMPANY	$2,264,046	$862,462
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING	$129,035	$47,638

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP, AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY/DEFICIT FOR THE SIX MONTHS
ENDED JUNE 30, 2024,
AND THE YEAR ENDED DECEMBER 31, 2023 (UNAUDITED)

	Gander Group (Parent Company)	Non-controlling Interest	total accumulated deficit
December 31, 2022	(12,560,068)	(34,735)	(12,594,803)
Contributions	-	-	-
Withdrawals	-	-	-
Net loss	862,462	47,638	910,100
June 30, 2023	(11,697,606)	12,903	(11,684,703)

December 31, 2023	(14,405,060)	(84,175)	(14,489,235)
Contributions	-	-	-
Withdrawals	-	-	-
Net income	2,264,046	129,035	2,393,081
June 30, 2024	(12,141,014)	44,860	(12,096,154)

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP, AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE SIX MONTHS ENDED
(UNAUDITED)

	JUNE 30, 2024	JUNE 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,393,081	910,100
Adjustments to reconcile net income to net cash used by operating activities:
Gain on debt forgiveness	(2,108,745)	-
Depreciation expense	9,466	32,109
Write-off of accounts receivable	(43,623)	(13,995)
Inventory obsolescence expense	(322,632)	166,100
Changes in operating assets and liabilities:
Change in accounts receivable	(1,265,966)	1,365,065
Change in prepayments to vendors	(1,514,553)	(2,863,375)
Change in inventory	468,544	665,719
Change in prepaid expenses	193,248	(30,633)
Change in security deposits and other assets	4,092	46,588
Change in accounts payable	1,440,918	1,032,074
Change in accrued expenses	2,040,354	1,151,376
Changes in operating leases	19,025	(11,429)
Change in customer deposits	(2,524,332)	(1,243,315)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(1,211,124)	1,078,884

CASH FLOWS FROM INVESTING ACTIVITIES
Change in loan to member	(23,362)	(4,086)

NET CASH USED IN INVESTING ACTIVITIES	(23,362)	(4,086)

CASH FLOWS FROM FINANCING ACTIVITIES
Draws on factoring loan from lender	926,469	-
Repayments on factoring loan from lender	(996,667)	(1,024,075)
Draws on factored receivables credit facility	16,012,879	20,561,242
Repayments on factored receivables credit facility	(14,566,610)	(20,412,527)
Repayments on SBA loan	(79,727)	(29,955)
Repayments on loan from investor	(343,223)	(412,814)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	953,121	(1,318,129)
NET DECREASE IN CASH	(281,365)	(115,831)
CASH, BEGINNING OF PERIOD	360,920	203,706
CASH, END OF PERIOD	$79,555	$87,875
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for -
Income taxes	$5,504	$-
Interest	$50,369	$81,987

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business - Bangarang Enterprises, LLC DBA Gander Group (the Company) or (“GG”), a California promotional marketing merchandise company located in Irvine, California. The company sells promotional products to casinos for their customer marketing and loyalty programs.

Organization – Bangarang Enterprises, LLC DBA Gander Group, was formed in 2013 with a fiscal year ending December 31.

Principles of Consolidation - The consolidated financial statements include the financial statements of Bangarang Enterprises, LLC DBA Gander Group, and Gander Group, (“GG”) Louisiana, LLC (“GGLA”). GG is an initial 49% member of the GGLA, organized under the laws of the State of Louisiana. All intercompany transactions are eliminated through consolidation.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company’s net income was $2,393,081 and cash flows used in operations were $1,211,124 for the six months ended June 30, 2024. The Company has an accumulated members’ deficit of $12,096,154 as of June 30, 2024.

Management believes these conditions raise substantial doubt about the Company’s ability to continue as a going concern within the next twelve months from the date these financial statements are available to be issued. The ability to continue as a going concern is dependent upon profitable future operations, positive cash flows, and additional financing.

Management is actively restructuring outstanding debt and payables with existing suppliers to reduce the overall financial burdens of the Company. Management is actively reviewing strategic partnerships and meeting with various financing companies to explore all options with respect to obtaining capital. The Company’s ability to obtain new financing is not known currently. There have been various cost-cutting measures taken to reduce the overhead of the Company, which includes changes to staffing, restructuring the Company’s existing lease and renegotiating various supplier agreements.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting - The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents – The Company considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents. As of June 30, 2024 and 2023, cash consisted of monies held in bank deposit accounts.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable, Net - Accounts receivable consist primarily of amounts receivable from the sale of promotional products. Accounts receivable are carried at original invoice amount less an allowance made for doubtful receivables based on a review of all outstanding amounts annually. Management determines the allowance for doubtful accounts by evaluating segments of customer accounts receivable, based on the aging of the receivable, current economic conditions, and future forecasts. Specific accounts receivable are written off when deemed uncollectible. Recoveries of contracts receivable previously written off are recorded when received. The allowance recorded for doubtful receivables was $5,651 as of June 30, 2024 and $49,274 as of December 31, 2023. The Company has entered into a credit facility agreement whereby certain accounts receivable are factored to enhance liquidity. Refer to Note 10 for more information on this facility.

Inventory - Inventories are valued at the lower of cost or net realizable value. Inventory cost is determined using the moving average cost method. Inventory consists of promotional products to casinos for giveaway programs. Management determines an inventory allowance based on analyses and projections of inventory movement and sales. The Company is a custom manufacturer which develops promotional items specifically for each customer program. Inventory is purchased from suppliers after development, and typically shipped to customers within days or weeks. From time to time, larger customers will require return privileges for gifts that are not redeemed. This returned inventory is stored and marketed for future consideration. From time to time, residual inventory is sold to off-price retailers or excess inventory outlets. All inventory, including these residuals, are considered for write-off and the calculation of the allowance for inventory obsolescence. The Company has a sample room at the office headquarters to showcase the promotional products that are available for purchase.

Property and Equipment, Net - The Company records property and equipment at cost when purchased. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed, the cost and accumulated depreciation are removed from accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is recorded over the estimated useful lives of the related assets for financial statement purposes. The Company uses straight-line methods for book purposes and accelerated methods for income tax purposes. Furniture and fixtures are depreciated over estimated useful lives of 7 years, and autos and computer equipment are depreciated over estimated useful lives of 5 years.

Concentrations of Credit Risk – Financial instruments which are potentially subject to concentrations of credit risk consist primarily of cash deposits and accounts receivable. The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses on its bank deposit accounts, and believes it is not exposed to any significant credit risk on its accounts. At June 30, 2024 and December 31, 2023, the Company’s cash deposits did not exceed the federally insured limits.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates - Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from these estimates.

Revenue Recognition – The Company’s revenue is recognized based on a five-step model, which includes identifying the contract with a customer, identifying the performance obligations, determining the transaction price, allocating the transaction price to each performance obligation, and recognizing revenue when or as each performance obligation is satisfied. Revenue primarily represents the sale of promotional products to casinos for giveaway programs, recorded net of discounts, allowances, returns, and refunds. Shipping and handling costs are generally included in the transaction price. The Company recorded discounts of $1,747 and $5,838 for the six months ended June 30, 2024 and the six months ended June 30, 2023, respectively.

A contract is established through a formal customer purchase order or signed agreement. Performance obligations are satisfied when control of the products is transferred to the customer, typically upon delivery. The transaction price is based on the consideration the Company expects to receive, adjusted for expected payment discounts and product return allowances. Revenue is recognized at the point control of the product transfers, and all performance obligations are fulfilled.

Deferred Revenue – Deferred revenues represent payments received in advance from customers for products the Company will ship when the order is completed. Depending on the relationship established with the customer, and order size, the Company may require a deposit. The Company recognizes deferred revenue as revenue when the Company has substantially completed the customer order, and the customer is satisfied with the finished product. This typically occurs upon transfer of control to the customer which is the shipping date of the product. Total deferred revenue was $2,975,968 and $5,500,300 as of June 30, 2024 and December 31, 2023. The Company classifies deferred revenue as a current liability since the manufacturing process is less than one year.

Loan to Member – Loan to member consists of periodic draws or unrelated business expenses incurred by the sole member of the Company. The total outstanding balance on the loan to the member as of June 30, 2024 was $843,004 and $819,642 as of December 31, 2023. The shareholder note is interest only and bears and interest rate of 2.72% compounded annually and is due one demand.

Advertising and Promotional Costs - Advertising and promotional costs are charged to operations when incurred. Advertising and promotional costs totaled $38,000 and $101,000 for the six months ended June 30, 2024 and June 30, 2023, respectively, and are included in marketing expense in the accompanying consolidated statements of operations.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments - The Company records its financial assets and liabilities at fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability, in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants at the measurement date. Cash, accounts receivable, accounts payable, and accrued expenses approximate fair value due to their short-term nature.

The three levels of the fair value hierarchy under GAAP and are described below:

Level 1 – Pricing inputs are quoted prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 – Pricing inputs are quoted prices for similar assets or liabilities, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes assets and liabilities valued at quoted prices adjusted for legal or contractual restrictions specific to these assets and liabilities.

Level 3 – Pricing inputs are unobservable for the asset or liability; inputs that reflect the reporting entity’s assumptions that the market participants would use in pricing the asset or liability. Level 3 includes assets or liabilities that are supported by little or no market activity.

NOTE 4 – INVENTORY

Inventory consists of the following as of June 30, 2024 and 2023:

	June 30, 2024	December 31, 2023
Finished goods	$780,413	$2,616,610
Less: allowance for inventory obsolescence	(180,000)	(502,632)
Inventory, net	$600,413	$2,113,978

During the six months ended June 30, 2024 and the six months ended June 30, 2023, the Company did not write off any inventory. Write downs, when recorded, are included in cost of revenues in the accompanying consolidated statements of operations.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment, net of accumulated depreciation consist of the following:

	June 30, 2024	December 31, 2023
Automobiles & computer equipment	$299,386	$299,386
Warehouse equipment	46,110	46,110
	345,496	345,496
Less: accumulated depreciation	(343,465)	(333,999)
Property & equipment, net	$2,031	$11,497

Depreciation totaled $9,466 and $32,109 for the six months ended June 30, 2024 and the six months ended June 30, 2023, respectively.

NOTE 6 – PREPAYMENTS TO VENDORS

At June 30, 2024 and December 31, 2023, the Company prepaid vendors for inventory they will receive in succeeding fiscal years in the amount of $236,708 and $175,095, respectively.

NOTE 7 – CONCENTRATIONS, RISKS, AND UNCERTAINTIES

There were no major revenue concentrations for the six months ended June 30, 2024. The Company earned revenues from two major customers which accounted for approximately 20% and 12% of the Company’s total revenue for the six months ended June 30, 2023.

The Company purchased promotional items from three major vendors which accounted for approximately 14%, 13%, and 10% of total purchases for the six months ended June 30, 2024. The Company purchased promotional items from three major vendors which accounted for approximately 19% of total purchases for the six months ended June 30, 2023. Accounts payable owed to these three vendors totaled approximately $442,000 as of June 30, 2023.

Credit is extended for all customers based on financial condition, and generally, collateral is not required. Credit losses are provided for in the financial statements. The Company performs ongoing credit evaluations of its customers and has not experienced any significant bad debts.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company is subject to various claims and legal proceedings in the normal course of business. Management assesses the likelihood of adverse judgments and outcomes, including the possibility of losses, based on consultations with legal counsel and considers this information in determining the necessity and extent of disclosure. As of the reporting date, two claims have been asserted against the Company by third parties, both of which are currently in negotiation:

Cobalt Funding Solutions Claim - Cobalt Funding Solutions has threatened legal action against the Company, asserting a claim for $971,000, plus costs and attorney fees. Negotiations for settlement are ongoing, and no formal complaint has been filed as of the reporting date. While management considers an unfavorable outcome reasonably possible, it is not probable, and the Company is currently unable to reasonably estimate the potential loss, if any, associated with this matter.

Second Wind Consulting Claim - Second Wind Consulting has also threatened legal action, alleging that the Company owes $270,000. Negotiations are ongoing, and management considers an unfavorable outcome reasonably possible, though not probable at this time. The Company is currently unable to reasonably estimate the potential loss, if any, related to this matter.

Endemol Shine Claim - Endemol Shine has asserted a claim related to a pre-Article 9 transaction liability. Endemol Shine rejected a $30,000 offer from the Company to settle this claim, and countered with a settlement offer of $100,000. Management anticipates to settle for less than this amount, however, as negotiations are ongoing and a definitive settlement amount has not been reached, the Company is unable to reasonably estimate a final settlement amount at this time. Management considers an unfavorable outcome reasonably possible but not probable.

Management will continue to monitor these claims as negotiations proceed and will adjust disclosures as necessary should any changes in circumstances arise.

NOTE 9 - OPERATING LEASES

Lease payments include fixed and in-substance fixed payments, variable payments based on an index or rate, reasonably certain purchase options, termination penalties, and probable amounts the lessee will owe under a residual value guarantee. Variable lease payments are recognized as lease expenses as incurred, and generally relate to variable payments made based on the level of services provided by the landlords of the Company’s leases. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term within general and administrative expenses in the consolidated statements of operations.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - OPERATING LEASES (CONTINUED)

The Company uses its estimated incremental borrowing rate, which is derived from information available at the lease commencement date, in determining the present value of lease payments because the Company does not have the information necessary to determine the rate implicit in the lease. The Company’s lease term includes any option to extend the lease when it is reasonably certain to be exercised based on consideration of all relevant factors. Leases with an initial term of 12 months or less are not recorded on the balance sheets and the Company recognizes lease expense for these leases on a straight-line basis over the lease term.

The Company rents office space under a non-cancelable lease that was entered into on April 1, 2021, and is set to terminate on March 31, 2025. Average monthly payments for the first 12 months of the lease were approximately $15,926 as of the lease inception date, with annual increase of approximately 3.0% each April 1st. The Company adopted ASC 842 for the year ended December 31, 2022, and has therefore recorded a right of use asset and lease liability for this year and the subsequent periods. The Company recognized $103,944 in depreciation, and $8,379 in interest expense related to the lease liability for the six months ended June 30, 2024. The Company recognized $41,968 in depreciation, and $35,122 in interest expense related to the lease liability for the six months ended June 30, 2024. The weighted average discount rate utilized in the calculation was 8.0%. The company rents other office space on terms of 12 months or less or on a month-to-month basis which are not included in the analysis above.

A maturity analysis and reconciliation of the undiscounted cash flows over the remaining term of the lease as of June 30, 2024 is as follows:

Six months ended December 31, 2024	$114,147
Year ended December 31, 2025	57,073
Total undiscounted cash flows	171,220
Unpaid 2023 rent	19,025
Present value discount	(4,465)
Total operating lease liability, current	$185,780

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – CONTRACTUAL OBLIGATIONS, NOTES PAYABLE

	June 30, 2024	December 31, 2023
SBA Payroll Protection Program
On April 8th, 2020, the Company obtained a PPP loan from the SBA through the paycheck protection program in the amount of $970,477, which was forgiven and recognized to Other Income in 2021. A second PPP loan in the amount of $918,420 was obtained in February of 2021. The interest rate charged on this loan is 1% per annum. Interest shall accrue on the unpaid principal. Of this balance, $842,977 was forgiven by the SBA, leaving a balance of $75,443 to be repaid under the original terms, with maturity on February 1, 2026.	$51,757	$67,117

SBA Economic Injury Disaster Loan
The Company obtained a $2,000,000 loan under SBA EIDL. Draws were made in October 2020 and March 2022. The loan is collateralized by substantially all the assets of the Company. Interest will accrue at a rate of 3.75% per annum. Payments of $9,985 begin in February 2023, and conclude in January 2053. Included in the balances reported are accured interest.	1,991,175	2,055,542

Factored Receivables Credit Facility
On July 29, 2019, the Company entered into a credit facility with Sallyport Commercial Finance secured by substantially all the assets of the company. The agreement has four separate facilities that in aggregate total up to $7,000,000. The initial facility covered under this agreement is for Accounts Receivable Financing. The Accounts Receivable Financing can be for $7,000,000 on up to 90% of outstanding receivables. The Company is required to pay an administration fee on the gross invoice amount of .4%. Advances under the Accounts Receivable arrangement accrue interest at Wall Street Journal Prime plus 2.25%. The Cash Flow Facility provides credit up $500,000 reducing over 24 months. Cash Flow Facility charges interest at Wall Street Journal Prime plus 8.5%. This agreement provides for an Inventory Facility of up to $500,000. The Inventory Facility accrues interest at Wall Street Journal Prime plus 8.5%. This agreement also provides a Purchase Order Facility of up to $2,000,000 from time to time for key suppliers. The Purchase Order Facility accrues interest of 1.8% per month plus bank letters of credit fees. The facility was terminated on August 23, 2024.	1,854,925	408,656

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – CONTRACTUAL OBLIGATIONS, NOTES PAYABLE (CONTINUED)

	June 30, 2024	December 31, 2023
Investor Loan
The Company obtained a $2,750,000 loan from a non-equity investor. Draws were made in May and September of 2021. Maturity is the earlier of February 26, 2026 and a change in control of the company. The outstanding balance accrues interest on a monthly basis at an annual rate of approximately 17%, with other requirements built into loan repayment. Each month during the term of the loan, the Company will be required to pay the investor an amount equal to the product of all revenue or gross receipts received by the Company from any source, multiplied by an applicable percentage. Monthly payments will continue until the Investor has received payments equal to the amount advanced plus interest. The Company made payments on the loan to the investor of approximately $343,223 for the six months ended June 30, 2024. The interest charged is subject to the amount repaid, whereby the rate increases if certain minimum repayments are not met.	3,919,472	4,262,695

Factored Receivables Lender Loan
The Company entered into a financing arrangement with a lender through the factoring of receivables in the amount of $1,575,500 during the year ended December 31, 2022. Additional draws of $926,469 were extended to the Company during the six months ended June 30, 2024 under this arrangement. The Company made payments to the lender amounting to $996,667 for the six months ended June 30, 2024. The financing arrangement has an open-ended maturity. The imputed interest rate of this exchange is 65%.	1,300,000	1,370,198
Total contractual obligations, and notes payable	9,117,329	8,164,208
Less: current portion of contractual obligations, notes payable	(7,145,362)	(6,146,726)
Long-term portion of contractual obligations, notes payable	$1,971,967	$2,017,482

Principal payments due on contractual obligations for each of the subsequent years ending December 31, 2023 are as follows:

Six months ended December 31, 2024	$7,145,362
Year ended December 31, 2025	39,512
Year ended December 31, 2026	41,019
Year ended December 31, 2027	42,584
Year ended December 31, 2028	44,209
Year ended December 31, 2029	45,895
Thereafter	1,758,748
Total	$9,117,329

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – REVENUE

The following table provides a breakdown of revenues recognized during the period:

	Six months	Six months
	ended June 30,	ended June 30,
	2024	2023
Gifting programs	$16,840,411	$18,435,341
Promotional programs	1,452,164	1,488,282
Premium loyalty programs	6,556,820	-
Closeout	60,119	37,732
Other	1,691	9,519
	$24,911,205	$19,970,874

Gift program revenue is derived from the sale of gift merchandise, primarily to casinos to be given as gratuity to casino guests for retention purposes. Promotional program revenue is derived from the sale of personalized or branded merchandise to casinos to be given as gratuity to casino guests for marketing purposes. Premium loyalty program revenue is derived from premium personalized or branded merchandise with luxury brands. Closeout sale revenue is derived from the sale of unsold or unused merchandise to excess inventory outlets. Other revenue includes the sale of unused merchandise through Ecommerce or retail outlets other than excess inventory outlets.

The Company recorded discounts of $1,747 and $5,838 for the six months ended June 30, 2024 and June 30, 2023.

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – COST OF REVENUES

The following table provides a breakdown of expenses directly related to the production of goods sold during the period:

	Six months	Six months
	ended June 30,	ended June 30,
	2024	2023
Product cost	$18,445,043	$12,941,277
Fulfillment	220,153	172,081
Royalties	309,173	449,112
Freight	1,104,334	959,843
Other cost of revenues	7,619	169,652
	$20,086,322	$14,691,965

Other cost of revenues includes items charged to inventory obsolescence and shrinkage.

NOTE 13 – OPERATING EXPENSES

The table below details the classifications of operational expenses incurred to support the company’s business activities:

	Six months	Six months
	ended June 30,	ended June 30,
	2024	2023
Salaries and wages	$1,750,893	$1,286,614
Commissions and bonuses	767,656	889,087
Payroll taxes	195,119	167,078
Other personnel expense	219,848	144,114
Facility expense	273,681	432,602
Travel expense	120,138	139,680
Legal, accounting, and consulting	100,619	381,208
Marketing and promotion	121,574	185,750
Meals and entertainment	60,665	69,158
Software and IT services	105,688	101,134
Other operating expense	183,592	365,886
	$3,899,473	$4,162,311

BANGARANG ENTERPRISES, LLC DBA GANDER GROUP
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – OTHER INCOME

During the year, the Company entered into agreements with two of its vendors to reduce amounts owed. As part of these agreements, the Company returned certain inventory to the vendors in exchange for forgiveness of a portion of its outstanding obligations. The resulting gain from these debt forgiveness transactions amounted to $1,988,745 and was recognized in the consolidated statements of operations under other income.

This gain represents the net impact of the forgiveness on the Company’s financial position and reflects the Company’s ability to reduce its liabilities and associated costs through these vendor agreements.

NOTE 15 – INCOME TAX

The net income, loss, capital gains and cash distributions pertaining to GG and GGLA are allocated to its members in accordance with the provisions of the Company’s operating agreements. The operating agreements provide that all items of net income, loss, capital gain and cash distributions be allocated among the members based upon their respective percentage interest. There is only one class of members’ interest, whose rights are governed and set forth in the operating agreements.

In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of net income of the LLCs, or any provision for federal income taxes.

The Company has analyzed filing positions in the Federal and State jurisdictions as well as all open tax years in these jurisdictions. The federal and state returns subject to examination are for years 2019 through 2023.

NOTE 16 – PENSION PLAN

The Company has a defined 401(k) employee benefit plan for substantially all employees who have met the requirements to participate in the plan. The Company matches up to 4% of employee contributions. The match was suspended for a portion of 2023 but was restored after December 31, 2023. For the six months ended June 30, 2024 the Company contributed on behalf of its employees $59,110. No contributions were made for the six months ended June 30, 2023.

NOTE 17 – RELATED PARTY TRANSACTIONS

The Company has an outstanding loan receivable made to the owner that is due on demand. The amount was $843,004 as of June 30, 2024 and $819,642 as of December 31, 2023. The balances are is inclusive of accrued interest of $102,413 and $91,141, respectively. Interest is charged on this unsecured loan at a rate is 2.72% and is included as interest income on the consolidated statements of operations.

NOTE 18 – SUBSEQUENT EVENTS

On August 23, 2024, Bangarang Enterprises sold substantially all its assets to a strategic buyer, Stran & Company, Inc. (Stran). Stran agreed as part of the asset purchase to assume certain debt as part of the acquisition. Bangarang Enterprises will be wound down as the Company settles ongoing business transactions.

The Company has evaluated events subsequent to June 30, 2024, to assess the need for potential recognition or disclosure in the consolidated financial statements. Such events were evaluated through November 8, 2024, the date the consolidated financial statements were available to be issued.